Exhibit 99.1

Westmoreland Coal Company (719) 442-2600 — Telephone (719) 448-5825 — Fax	2 N. Cascade Ave., 14th Floor Colorado Springs, CO 80903
Westmoreland Plans Rights Offering;
Appoints Interim CEO
Colorado Springs, CO — May 2, 2007 — Westmoreland Coal Company (AMEX:WLB) announced today its plans to conduct a rights offering, with a minimum size of $85 million, of common stock to its shareholders. The subscription price for the rights offering will be $18.00 per share.
In connection with the proposed rights offering, the Company also announced that it has entered into a standby purchase agreement with Tontine Capital Partners, L.P., which together with its affiliates currently owns 17.1 percent of the Company’s outstanding shares. Pursuant to this agreement, Tontine has agreed to provide the Company with a “backstop” commitment to exercise any rights remaining unexercised at the close of the rights offering, provided that its ownership does not exceed 30 percent of the fully diluted shares after the rights offering. In the event that Tontine’s ownership after the rights offering is less than 25 percent of the fully diluted shares, Tontine will have the option to purchase additional shares at the subscription price that could raise its ownership in the Company to 25 percent of the fully diluted shares.
Proceeds from the rights offering will be used to fund capital expenditures that are expected to lower the Company’s coal mining production costs, fund future growth initiatives and provide working capital, as well as for general corporate purposes.
As part of the transaction, the Company intends to retire its outstanding Series A Convertible Exchangeable Preferred Stock, each share of which is represented by four depositary shares, and the Company is evaluating options to achieve this objective. The Company intends to use a portion of the proceeds from the rights offering to redeem the depositary shares that are outstanding at the conclusion of the rights offering.
Pursuant to the agreement between the Company and Tontine, Tontine has the right to appoint two individuals to the Company’s Board of Directors, and the Company has agreed to limit the number of directors to seven.
Robert E. Killen, the Company’s Vice-Chairman, said: “The Board of Directors views the rights offering as a landmark event in the Company’s long history. If the rights offering is completed, the cash infusion will eliminate the Company’s near-term liquidity concerns, provide for cost improvement opportunities, expand mine capacity and create flexibility in the development of new business projects. Of additional significance will be the retirement of the outstanding preferred stock, which the Company views as an important step towards simplifying the Company’s capital structure.”

May 2, 2007

The agreement is subject to several closing conditions, including approval of the Company’s shareholders. Because the Company must register the rights offering with the Securities and Exchange Commission, no record date for the offering has been set yet. Further information is contained in the Company’s Form 8-K to be filed with the Securities and Exchange Commission.
The rights offering cannot commence until a registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The shares to be sold to Tontine will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption. The Company has agreed to enter into a registration rights agreement with Tontine.
The Board of Directors also announced today that Christopher K. Seglem, Chairman, President and Chief Executive Officer, would be leaving the Company to pursue other interests. Mr. Killen said, “Chris has been with the Company for 27 years and was responsible for transforming the Company from an operator of underground mines, based in the East, to its present position as one of the largest operators of surface mines in the country and owner of electrical power generating plants. The Board recognizes Chris’ dedication to Westmoreland’s survival and the Company’s extraordinary achievements under his leadership.”
In connection with Mr. Seglem’s departure, the Company also announced today that Mr. Killen has been appointed as the non-executive Chairman of the Board of Directors, and the Company has appointed Keith E. Alessi as the interim Chief Executive Officer of the Company. Mr. Alessi is an accomplished manager with over 25 years of senior executive experience in the turnaround of a number of public and private companies. He has served in various capacities including CEO, COO and CFO in such situations. Mr. Alessi is a Director and Chairman of the audit committee of both Town Sports International of New York City (NASDAQ: CLUB) and H&E Equipment Services of Baton Rouge, LA (NASDAQ: HEES). He is also a director of MWI Veterinary Services of Boise, ID (NASDAQ: MWIV). Since 1999, Mr. Alessi has been an adjunct professor of law at The Washington and Lee University School of Law in Lexington, VA and since 2001 has been an adjunct lecturer of business at the Ross School of Business at the University of Michigan.
Westmoreland Coal Company is the oldest independent coal company in the United States and a developer of highly clean and efficient independent power projects. The Company’s coal operations include coal mining in the Powder River Basin in Montana and lignite mining operations in Montana, North Dakota and Texas. Its current power operations include ownership and operation of the two-unit ROVA coal-fired power plant in North Carolina, an interest in a natural gas-fired power plant in Colorado, and the operation of four power plants in Virginia. Westmoreland is implementing a growth strategy dedicated to meeting America’s dual goals of low-cost power and a clean environment through the acquisition and development of complementary, niche opportunities in coal, power and other segments of the energy sector. For more information visit www.westmoreland.com.

May 2, 2007

Safe Harbor Statement
Throughout this news release, we make statements which are not historical facts or information and that may be deemed “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include, but are not limited to, the information set forth in Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Annual Report on Form 10-K for the year ended December 31, 2006 (“our 2006 Form 10-K”). For example, words such as “may,” “will,” “should,” “estimates,” “predicts,” “potential,” “continue,” “strategy,” “believes,” “anticipates,” “plans,” “expects,” “intends,” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, levels of activity, performance or achievements, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions; the material weakness in the Company’s internal controls over financial reporting identified in the 2006 Form 10-K, the associated ineffectiveness of the Company’s disclosure controls; health care cost trends; the cost and capacity of the surety bond market; the Company’s ability to manage growth and significantly expanded operations; the ability of the Company to implement its growth and development strategy; the Company’s ability to pay the preferred stock dividends that are accumulated but unpaid; the Company’s ability to retain key senior management; the Company’s access to financing; the Company’s ability to maintain compliance with debt covenant requirements or obtain waivers from its lenders in cases of non-compliance; the Company’s ability to achieve anticipated cost savings and profitability targets; the Company’s ability to successfully identify new business opportunities; the Company’s ability to negotiate profitable coal contracts, price reopeners and extensions; the Company’s ability to predict or anticipate commodity price changes; the Company’s ability to maintain satisfactory labor relations; changes in the industry; competition; the Company’s ability to utilize its deferred income tax assets; the ability to reinvest cash, including cash that has been deposited in reclamation accounts, at an acceptable rate of return; weather conditions; the availability of transportation; price of alternative fuels; costs of coal produced by other countries; the demand for electricity; the performance of ROVA and the structure of ROVA’s contracts with its lenders and Dominion Virginia Power; the effect of regulatory and legal proceedings; environmental issues, including the cost of compliance with existing and future environmental requirements; the risk factors set forth below; the Company’s ability to raise additional capital, as discussed under Liquidity and Capital Resources and the other factors discussed in Note 18 of the 2006 Form 10-K. As a result of the foregoing and other factors, no assurance can be given as to the future results and achievement of the Company’s goals. The Company disclaims any duty to update these statements, even if subsequent events cause its views to change
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Contact: Diane Jones (719) 442-2600

May 2, 2007